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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated September 26, 2007 relating to the combined and consolidated financial statements of Classmates Media Corporation (a wholly-owned subsidiary of United Online, Inc.); our report dated August 12, 2007 relating to the consolidated financial statements of Classmates Online, Inc.; and our report dated August 12, 2007 relating to the consolidated financial statements of MyPoints.com, Inc., all of which appear in such Registration Statement. We also consent to the use in Part II of this Registration Statement of our report dated September 26, 2007 relating to the combined and consolidated financial statement schedule of Classmates Media Corporation and our report dated August 12, 2007 relating to the financial statement schedule of Classmates Online, Inc. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
October 19, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM